Exhibit 99.1

FOR IMMEDIATE RELEASE

Crinetics Pharmaceuticals Reports Fourth Quarter and Full Year 2018 Financial Results and Provides Corporate Update

SAN DIEGO – March 13, 2019 – Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, today reported financial results for the quarter and full year ended December 31, 2018 and provided an update on its corporate activities and product pipeline.

“2018 was a transformative year for Crinetics, highlighted by our successful initial public offering in July and the progress of our pipeline programs for rare endocrine diseases,” said Scott Struthers, Ph.D., Founder and Chief Executive Officer of Crinetics. “We have initiated our Phase 2 EVOLVE and EDGE clinical trials for our lead product candidate, CRN00808, in acromegaly, and will initiate our Phase 1 proof-of-concept trial for CRN01941 aimed at neuroendocrine tumors during the first half of the year.”

Anticipated 2019 Activities

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Continued enrollment of ACROBAT EVOLVE and ACROBAT EDGE Phase 2 clinical trials for CRN00808 in acromegaly. The EVOLVE trial is a double-blind, placebo-controlled, randomized withdrawal study designed to evaluate CRN00808 in patients with acromegaly that respond to somatostatin analog monotherapy. The EDGE trial is an open label exploratory study designed to evaluate CRN00808 in patients with acromegaly that do not respond completely to somatostatin analog monotherapy.

•	Initiation of Phase 1 clinical trial for CRN01941 for neuroendocrine tumors with topline data expected in late 2019 or early 2020.
•	Continued advancement of our pipeline programs for congenital hyperinsulinism and Cushing’s Disease.

Full Year 2018 Highlights

•	Filed IND with the FDA. In August 2018, Crinetics filed its Investigational New Drug (IND) application for CRN00808 in acromegaly.

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Completed initial public offering. In July 2018, Crinetics closed its initial public offering of 6,900,000 shares of common stock at a public offering price of $17.00 per share. Net proceeds were approximately $106.5 million, after deducting underwriting discounts, commissions, and offering expenses.

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Awarded up to $3.2 million in SBIR grants for congenital hyperinsulinism and acromegaly. In June 2018, Crinetics was awarded up to approximately $3.2 million in Small Business Innovation Research (SBIR) grants from the National Institute of Diabetes and Digestive and Kidney Diseases of the National Institutes of Health (NIH) to fund the continued research and development of its nonpeptide, oral somatostatin agonists for congenital hyperinsulinemias (CHI) and acromegaly. Crinetics will be eligible to receive funding for up to approximately $1.9 million for CHI and $1.3 million for acromegaly.

Fourth Quarter and Full Year 2018 Financial Results

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Research and development expenses were $7.7 million and $24.5 million for the three months and full year ended December 31, 2018, respectively, compared to $2.6 million and $9.2 million for the same periods in 2017. The increases were primarily attributable to development and manufacturing activities for CRN00808 as well as the company’s clinical and preclinical programs and personnel costs.

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General and administrative expenses were $2.6 million and $6.7 million for the three months and full year ended December 31, 2018, compared to $0.5 million and $1.9 million for the same periods in 2017. The increases were primarily due to costs to operate as a public company, as well as personnel costs to support the company’s growth.

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Net loss for the three months ended December 31, 2018 was $8.5 million, compared to a net loss of $2.5 million for the three months ended December 31, 2017. For the full year ended December 31, 2018, the company’s net loss was $27.1 million compared to a net loss of $9.2 million for the full year ended December 31, 2017.

•	Cash, cash equivalents and short-term investments totaled $163.9 million as of December 31, 2018, compared with $14.2 million as of December 31, 2017.

•	As of February 28, 2018, the company had 24,095,485 common shares outstanding.

Financial Guidance

Crinetics expects that its cash, cash equivalents and investments will fund its current operating plan at least through the end of 2020.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, CRN00808, is an oral nonpeptide somatostatin agonist for the treatment of acromegaly, an orphan disease affecting more than 25,000 people in the United States. The company is also developing other oral nonpeptide somatostatin agonists for neuroendocrine tumors and hyperinsulinism, as well as an oral nonpeptide ACTH antagonist for the treatment of Cushing's disease. Crinetics was founded by a team of scientists with a track record of endocrine drug discovery and development. For more information please visit www.crinetics.com.

Forward-Looking Statements

Crinetics cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the anticipated timing to commence clinical trials for CRN00808 and plans to advance other pipeline programs. The inclusion of forward-looking statements should not be regarded as a representation by Crinetics that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Crinetics’ business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and preclinical studies for CRN00808 and its other product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Crinetics’ ability to obtain and maintain intellectual property protection for its product candidates; and other risks described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Crinetics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Robert H. Uhl

Westwicke Partners

robert.uhl@westwicke.com

(858) 356-5932

CRINETICS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENT DATA

(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,
STATEMENTS OF OPERATIONS DATA:	2018	2017	2018	2017
Grant revenues	$781	$528	$2,428	$2,045
Operating expenses:
Research and development	7,651	2,562	24,479	9,233
General and administrative	2,561	467	6,659	1,939
Total operating expenses	10,212	3,029	31,138	11,172
Loss from operations	(9,431)	(2,501)	(28,710)	(9,127)
Total other income (expense), net	936	(20)	1,595	(30)

Net loss	$(8,495)	$(2,521)	$(27,115)	$(9,157)

Net loss per share - basic and diluted	$(0.35)	$(1.68)	$(2.23)	$(6.68)
Weighted-average shares - basic and diluted	24,046	1,503	12,142	1,371

BALANCE SHEET DATA:	December 31, 2018	December 31, 2017
Cash, cash equivalents and short-term investments	$163,875	$14,192
Working capital	$158,758	$14,268
Total assets	$171,415	$15,598
Total liabilities	$11,190	$920
Convertible preferred stock	$-	$29,700
Accumulated deficit	$(43,380)	$(16,265)
Total stockholders’ equity (deficit)	$160,225	$(15,022)